Exhibit 99.1

PRESS RELEASE
Editorial Contact:	For Release:
Peter Schuman	IMMEDIATE
(408) 764-4174	March 28, 2006
No. 1040

Coherent, Inc. to Respond to Request for Additional Information in Connection with
Proposed Acquisition of Excel Technology, Inc.

Coherent, Inc. (Santa Clara, CA, Nasdaq: COHR), today announced the Antitrust Division of the Department of Justice (DOJ) has requested additional information and documentary material in connection with its review of Coherent’s proposed acquisition of Excel Technology, Inc. (East Setauket, NY, Nasdaq: XLTC). Coherent intends to promptly respond to the DOJ request.

The DOJ request extends the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Founded in 1966, Coherent, Inc. is a Standard & Poor’s SmallCap 600 company and a world leader in providing photonics based solutions to the commercial and scientific research markets. Please direct any questions to Peter Schuman, Director, Investor Relations at 408-764-4174.

Additional Information and Where to Find It

In connection with the merger, Excel Technology has filed a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF EXCEL TECHNOLOGY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents by contacting Investor Relations, Excel Technology, 41 Research Way, E. Setauket, New York 11733 (Telephone:  631-784-6100). In addition, documents filed with the SEC by Excel Technology are available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Excel Technology in connection with the transaction, and their interests in the solicitation, are set forth in the proxy statement that was filed by Excel Technology with the SEC.

5100 Patrick Henry Dr. • P. O. Box 54980, Santa Clara, California  95056–0980 • Telephone (408) 764-4000